Exhibit 99.1

JHL Capital Group LLC

By: /s/ James H. Litinsky
Name: James H. Litinsky
Title: Chief Executive Officer	Date: 09/09/2022

JHL Capital Group Holdings One LLC

By: JHL CAPITAL GROUP MASTER FUND L.P., its sole owner
By: JHL CAPITAL GROUP MASTER FUND GP LTD., its General Partner
By: /s/ James H. Litinsky
Name: James H. Litinsky
Title: Director	Date: 09/09/2022

JHL Capital Group Holdings Two LLC

By: JHL CAPITAL GROUP MASTER FUND L.P., its sole owner
By: JHL CAPITAL GROUP MASTER FUND GP LTD., its General Partner
By: /s/ James H. Litinsky
Name: James H. Litinsky
Title: Director	Date: 09/09/2022

JHL Capital Group Master Fund L.P.

By: JHL CAPITAL GROUP MASTER FUND GP LTD., its General Partner
By: /s/ James H. Litinsky
Name: James H. Litinsky
Title: Director	Date: 09/09/2022

JHL Capital Group Master Fund GP LTD.

By: /s/ James H. Litinsky
Name: James H. Litinsky
Title: Director	Date: 09/09/2022

JHL Capital Group L.P.

By: /s/ James H. Litinsky
Name: James H. Litinsky
Title: Authorized Signatory	Date: 09/09/2022